EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1/A of our report dated October 29, 2008, relating to the consolidated financial statements of Raptor Pharmaceuticals Corp., which appear in Raptor Pharmaceuticals Corp.’s Annual Report on Form 10-K for the year ended August 31, 2008, and to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Burr, Pilger & Mayer LLP

San Francisco, California

November 25, 2008